Exhibit 10.4

AMENDMENT TO OPTION AGREEMENTS

This AMENDMENT TO OPTION AGREEMENTS (this “Amendment”) is made and entered into effective as of the 11th day of August, 2010 by UHS Holdco, Inc., a Delaware corporation (the “Company”) with respect to each Option Agreement (each, an “Option Agreement” and collectively, the “Option Agreements”) heretofore executed by the Company which provides for the grant of an Option pursuant to the UHS Holdco, Inc. Stock Option Plan (the “Plan”).  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Option Agreements or the Plan, as appropriate.

WHEREAS, the Option Agreements were entered into between the Company and certain individuals eligible to receive grants pursuant to the Plan (each, an “Grantee” and collectively, the “Grantees”), and the Options granted pursuant to each Option Agreement are either  Performance Vesting Options or Time Vesting Options;

WHEREAS, the Company desires to amend the Option Agreements entered into between the Company and each Grantee who remains actively employed by the Company or any of its subsidiaries as of the date of this Amendment as set forth herein or who serves on the Board of Directors of the Company or any of its subsidiaries as of the date of this Amendment, and has determined that the amendments provided for herein do not impair the rights of such Grantees.

NOW, THEREFORE, in consideration of the foregoing promises and agreements and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company agrees as follows:

1.             Amendment of Annex I.  Annex I of each Option Agreement is hereby amended by (a) replacing, for 2010 and all subsequent fiscal years, the text in each row under the columns titled “Base Target EBITDA” and “Capital Expenditures Target” with “(1)”; and (b) adding a footnote (1) to the bottom of each such Annex I which reads as follows:

“(1)         “No Base Target EBITDA or Capital Expenditures Target shall apply with respect to this fiscal year.”

2.             Amendment of Section 5(d).  Section 5(d) of each Option Agreement is hereby amended to strike the words “to the extent BSMB realizes an IRR equal to or greater than 20%” appearing therein.

3.             Amendment Relating to 2010 Aggregate Test.  With respect only to each Option Agreement dated prior to December 31, 2009, Section 5(b) of each such Option Agreement is hereby amended to provide that, with respect to the portion of any Performance Vesting Options granted under such Option Agreement which did not vest at the end of the fiscal 2009 Performance Vesting Period (the “2009 Portion”), the Aggregate Test to be performed at the end of the 2010 fiscal year shall be deemed to have been met as of the date of this Amendment, and the 2009 Portion shall be deemed fully vested as of the date of this Amendment, in each case provided that the Grantee remains continuously employed with the Company and/or any of its Subsidiaries through the date of this Amendment.

4.             Amendment of Section 6(c).  The first sentence of Section 6(c) of each Option Agreement is hereby amended to read as follows:

Upon (a) a Change in Control (as defined below) or (b) a Sale of the Company pursuant to clause (ii) of the definition thereof set forth in the Plan, 100% of any portion of the Time Vesting Options that is not vested as of the date of such Change in Control or such Sale of the Company, as applicable, shall become vested and immediately exercisable and, subject to Sections 5.10 and 6.4 of the Plan, shall remain exercisable for a period of 90 days following such Change in Control or such Sale of the Company, as applicable.

5.             Application of Amendments.  The amendments provided for under paragraphs 1-4 above shall apply only with respect to Option Agreements entered into between the Company and each Grantee who remains actively employed by the Company or any of its subsidiaries as of the date of this Amendment.

6.             Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to conflict of law principles.

7.             Successors and Assigns.  The terms and provisions of this Amendment shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Grantee and Grantee’s successors and assigns, whether or not any such person shall have become a party to this Amendment and have agreed in writing to join herein and be bound by the terms hereof.

8.             Remainder of Agreement Unchanged.  Except as amended by this Amendment, each Option Agreement shall otherwise remain in full force and effect.

9.             Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed to be effective as of the date and year first above written.

UHS HOLDCO, INC.

By:
Name:
Title: